SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                          -----------------------------

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                          ----------------------------

       Date of Report (date of earliest event reported): November 10, 1996

                           BERGEN BRUNSWIG CORPORATION
        ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    State of New Jersey        1-5110                     22-1444512
-------------------------- ----------------------  --------------------------
         (State or other    (Commission File            (I.R.S. Employer
         jurisdiction or        Number)               Identification No.)
         incorporation)


     4000 Metropolitan Drive, Orange, California                   92668
----------------------------------------------------         -----------------
     (Address of principal executive offices)                   (Zip Code)

                                 (714) 385-4000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


                               Page 1 of [ ] Pages
                        Exhibit Index Appears on Page [ ]



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Item 5.  Other Events.

         On November 10, 1996, BBI Healthcare Corporation, a Delaware corporation ("BBI"), IVAX Corporation, a Florida corporation ("IVAX"), Bergen Brunswig Corporation, a New Jersey corporation (the "Company"), BBI-I Sub, Inc. ("IVAX Merger Sub"), a Florida corporation, and BBI-B Sub, Inc. ("Bergen Merger Sub"), a New Jersey corporation, entered into an Agreement and Plan of Merger, dated as of November 10, 1996 (the "Merger Agreement"), providing for the merger of IVAX Merger Sub with and into IVAX, and the merger of Bergen Merger Sub with and into the Company, with IVAX and the Company as the surviving corporations after such mergers (the "Mergers"). As a result of the Mergers, the surviving corporations will be wholly owned subsidiaries of BBI. The Mergers are intended to qualify as tax-free reorganizations for federal income tax purposes and will be accounted for as a "pooling of interests" for financial reporting purposes.

         The Merger Agreement provides that, at the effective time of the Mergers, each share of common stock, par value $.10 per share, of IVAX ("IVAX Common Stock"), will be converted into the right to receive 0.4200 shares of common stock, par value $.01 per share, of BBI ("BBI Common Stock"). Each share of Class A common stock, par value $1.50 per share, of the Company ("Bergen Common Stock"), will be converted into the right to receive 1.0000 share of BBI Common Stock.

         In addition, the Merger Agreement provides that IVAX will pay to the Company a termination fee of $50 million, if the Merger Agreement is terminated under certain circumstances. The Merger Agreement also provides that the Company will pay to IVAX a termination fee of $39 million if the Merger Agreement is terminated under certain other circumstances.

         Consummation of the Mergers is subject to certain conditions, including, among other things, approval of the Mergers by the shareholders of IVAX and the Company, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, receipt of legal opinions to the effect that the Mergers qualify as tax-free reorganizations for federal income tax purposes and confirmation from the parties' accountants that the Mergers will be accounted for as a "pooling of interests" for financial reporting purposes.

         The foregoing description is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2 and is incorporated herein by reference. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

         As a condition to the Company entering into the Merger Agreement, IVAX and the Company entered into a stock option agreement, dated as of November 10, 1996 (the "IVAX Stock Option Agreement"), pursuant to which IVAX granted to the Company an irrevocable option, effective as of the close of trading on the AMEX on November 11, 1996,


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to purchase up to 30,177,342 shares of IVAX Common Stock (which would constitute approximately 19.9% of the outstanding shares of IVAX Common Stock) at an exercise price equal to the closing price of shares of IVAX Common Stock on the AMEX on such date (the "IVAX Stock Option"). As a condition to IVAX entering into the Merger Agreement, the Company and IVAX entered into a stock option agreement, dated as of November 10, 1996 (the "Bergen Stock Option Agreement"), pursuant to which the Company granted to IVAX an irrevocable option, effective as of the close of trading on the NYSE on November 11, 1996, to purchase up to 9,953,076 shares of Bergen Common Stock (which would constitute approximately 19.9% of the outstanding shares of Bergen Common Stock) at an exercise price equal to the closing price of shares of Bergen Common Stock on the NYSE
Composite Tape on such date (the "Bergen Stock Option"). Each of the IVAX Stock Option and the Bergen Stock Option will become exercisable upon certain conditions specified in the IVAX Stock Option Agreement and the Bergen Stock Option Agreement, respectively.

         The foregoing description is qualified in its entirety by reference to the IVAX Stock Option Agreement and the Bergen Stock Option Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein by reference.

         In addition, Robert E. Martini and IVAX have entered into a voting agreement, dated as of November 10, 1996 (the "Bergen Voting Agreement"), pursuant to which Mr. Martini, the Chairman and Chief Executive Officer of the Company, owning approximately 5.3% of the outstanding shares of Bergen Common Stock, has agreed to vote the shares of Bergen Common Stock held by him in favor of the Mergers and against any competing transaction for a one-year period. The Company, Dr. Phillip Frost and Frost-Nevada, Limited Partnership have also entered into a voting agreement, dated as of November 10, 1996 (the "IVAX Voting Agreement"), pursuant to which Frost-Nevada, Limited Partnership and Dr. Frost, the Chairman and Chief Executive Offer of IVAX, together owning approximately 12.5% of the outstanding IVAX Common Stock, have agreed to vote the shares of IVAX Common Stock held by them in favor of the Mergers and against any competing transaction for a one-year period.

         The foregoing description is qualified in its entirety by reference to the Bergen Voting Agreement and the IVAX Voting Agreement, copies of which are attached hereto as Exhibits 10.3 and 10.4, respectively, and each of which is incorporated herein by reference.

         A copy of the joint press release of IVAX and the Company, dated November 10, 1996, relating to the above-described transactions is attached hereto as Exhibit 99 and is incorporated herein by reference.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)-(b) Not Applicable.

         (c)   Exhibits required by Item 601 of Regulation S-K.



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        2      Agreement and Plan of Merger, dated as of November 10, 1996, among BBI, IVAX, the Company, IVAX Merger Sub and Bergen Merger
               Sub

        10.1 Stock Option Agreement, dated as of November 10, 1996, between IVAX and the Company

        10.2 Stock Option Agreement, dated as of November 10, 1996, between the Company and IVAX

        10.3 Voting Agreement, dated as of November 10, 1996, between IVAX and Robert E. Martini

        10.4 Voting Agreement, dated as of November 10, 1996, among the Company, Frost-Nevada, Limited Partnership and Dr. Phillip Frost

        99     Joint press release by IVAX and the Company dated November 10,
               1996



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         BERGEN BRUNSWIG CORPORATION


Date:    November 12, 1996               By:     /s/       Milan A. Sawdei
                                            ------------------------------
                                              Milan A. Sawdei
                                              Executive Vice President,
                                              Chief Legal Officer and Secretary